EXHIBIT 21

MASCO CORPORATION

(a Delaware corporation)

Subsidiaries as of January 31, 2015

Directly owned subsidiaries are located at the left margin, each subsidiary tier thereunder is indented. Subsidiaries are listed under the names of their respective parent entities. Unless otherwise noted, the subsidiaries are wholly-owned.  Certain of these entities may also use trade names or other assumed names in the conduct of their business.

NAME	JURISDICTION OF FORMATION
Arrow Fastener Co., LLC	Delaware
Behr Holdings Corporation	Delaware
Behr Process Corporation(1)	California
Behr Paint Corp.	California
BEHR PAINTS IT!, INC.	California
Behr Process Canada Ltd.	Canada
Masterchem Industries LLC	Missouri
ColorAxis, Inc.	California
Behr Process Paints (India) Private Limited	India
BrassCraft Manufacturing Company(2)	Michigan
Brasstech, Inc.(3)	California
Delta Faucet (China) Co. Ltd.	China
Delta Faucet Company Brasil Metais Sanitários Ltda.	Brazil
Delta Faucet Company Mexico, S. de R.L. de C.V.	Mexico
Landex of Wisconsin, Inc.	Wisconsin
Liberty Hardware Mfg. Corp.	Florida
Masco Asia (Shenzhen) Co. Ltd.	China
Masco Administrative Services, Inc.	Delaware
Airex II, LLC	Michigan
Masco Building Products Corp.	Delaware
Weiser Thailand(4)	Thailand
Masco Cabinetry LLC(5)	Delaware
Masco Cabinetry Hong Kong Limited	Hong Kong
Masco Cabinetry Middlefield LLC	Ohio
Masco Capital Corporation	Delaware
Masco Chile Limitada(6)	Chile
Masco Corporation of Indiana	Indiana
Delta Faucet Company	Indiana
Delta Faucet Company of Tennessee	Delaware
Masco Europe, Inc.	Delaware
Masco Europe SCS	Luxembourg
Masco Europe S. á r.l.	Luxembourg
Behr (Beijing) Paint Company Limited	China
Behr Paint (Beijing) Commercial Co., Ltd.	China

(1)  Also conducts business under the assumed name Masco Coatings Group.

(2)  Also conducts business under the assumed name Cobra Products, Inc.

(3)  Also conducts business under the assumed names Ginger and Newport Brass.

(4)  Masco Building Products Corp. owns 48.99%.

(5)  Also conducts business under the assumed names KraftMaid Cabinetry, Merillat, Quality Cabinets, and DeNova.

(6)  Masco Corporation’s ownership is 99.99%.

NAME	JURISDICTION OF FORMATION
Jardel Distributors, Inc.	Canada
Masco Belgium BVBA	Belgium
Masco Canada Limited	Canada
Masco Corporation Limited	United Kingdom
Arrow Fastener (U.K.) Limited	United Kingdom
Bristan Group Limited	United Kingdom
Cambrian Windows Limited	United Kingdom
Duraflex Limited	United Kingdom
Liberty Hardware Mfg. U.K. Limited	United Kingdom
Masco UK Window Group Limited	United Kingdom
Phoenix Door Panels Limited	United Kingdom
Moore Group Limited	United Kingdom
Moores Furniture Group Limited	United Kingdom
Premier Trade Frames Ltd.	United Kingdom
Watkins Distribution UK Limited	United Kingdom
Masco Germany Holding GmbH	Germany
Hüppe GmbH	Germany
Hüppe Gesellschaft mbH	Austria
Hüppe Belgium S.A.	Belgium
Hüppe s.r.o.	Czech Republic
Hüppe S. á r.l.	France
Hüppe (Shanghai) Co., Ltd.	China
Hüppe B.V.	Netherlands
Hüppe Spólka z.o.o.	Poland
Hüppe S.L.	Spain
Hüppe Insaat Sanayi ve Ticaret A.S.	Turkey
Hüppe GmbH	Switzerland
Hüppe UK Limited	United Kingdom
Masco GmbH	Germany
Masco Beteiligungsgesellschaft mbH	Germany
Hansgrohe SE (7)	Germany
Hansgrohe Deutschland Vertriebs GmbH	Germany
Hansgrohe International GmbH	Germany
Hansgrohe S.A.	Argentina
Hansgrohe Pty Ltd	Australia
Hansgrohe Handelsges.mbH	Austria
Hansgrohe N.V.	Belgium
Hansgrohe Brasil Metals Santitários Ltda.	Brazil
Hansgrohe Sanitary Products (Shanghai) Co. Ltd.	China
Hansgrohe d.o.o.	Croatia
Hansgrohe Middle East and Africa Ltd.	Cyprus
Hansgrohe CS, s.r.o.	Czech Republic
Hansgrohe A/S	Denmark
Hansgrohe Wasselonne, S.A.	France
Hansgrohe S. á r.l.	France
Hansgrohe, Inc.	Georgia
Hansgrohe Kft.	Hungary
Hansgrohe India Private Ltd.	India
Hansgrohe s.r.l.	Italy

(7)  Masco Beteiligungsgesellschaft mbH owns 68.35%.

NAME	JURISDICTION OF FORMATION
Hansgrohe Japan K.K	Japan
Hansgrohe S. de R. L. de C. V.	Mexico
Hansgrohe B.V.	Netherlands
Cleopatra Holding B.V.	Netherlands
Hansgrohe Sp. z.o.o.	Poland
Hansgrohe SA (Pty) Ltd.	Republic of South Africa
Hansgrohe ooo	Russia
Hansgrohe d.o.o.	Serbia
Hans Grohe Pte. Ltd.	Singapore
Hansgrohe S.A.U.	Spain
Hansgrohe A.B.	Sweden
Hansgrohe AG	Switzerland
Hansgrohe Armatür Sanayi ve Ticaret Limited Şirketı	Turkey
Hansgrohe LLC	Ukraine
Hansgrohe Ltd.	United Kingdom
Mirolin Industries Corp.	Ontario
Tempered Products Inc.	Taiwan
Watkins Europe BVBA	Belgium
Peerless Sales Corporation	Delaware
Masco Framing Corp.	Delaware
Masco Framing Holding Company 1 LLC	Arizona
Erickson Acquisition 3, LLC	Delaware
Erickson Building Components, a California Limited Partnership	California
Erickson Construction, LP	California
Erickson Roseville, LLC	California
Erickson Building Components, LLC	Arizona
Erickson Construction, LLC	Nevada
Erickson Construction, LLC	Arizona
Erickson Chandler, LLC	Arizona
Masco Home Products Limitada(8)	Chile
Masco Home Products S. á r.l.	Luxembourg
Masco Home Products Private Limited	India
Masco Singapore Pte. Ltd.	Singapore
Delta Faucet India Company Pvt. Ltd.	India
Masco Home Services, Inc.	Delaware
Masco Retail Sales Support, Inc.	Delaware
Liberty Hardware Retail & Design Services LLC	Delaware
Masco HD Support Services, LLC	Delaware
Masco WM Support Services, LLC	Delaware
Masco Services Group Corp.	Delaware
Masco Contractor Services, LLC	Delaware
American National Services, Inc.	California
Coast Insulation Contractors, Inc.	California
InsulPro Projects, Inc.	Washington
Sacramento Insulation Contractors	California
Superior Contracting Corporation	Delaware
Builder Services Group, Inc.	Florida
Western Insulation Holdings, LLC	California

(8)  Masco Corporation’s ownership is 99%.

NAME	JURISDICTION OF FORMATION
Western Insulation, L.P.	California
Masco Contractor Services of California, Inc.	California
Service Partners, LLC	Virginia
Cell-Pak, LLC	Alabama
Denver Southwest, LLC	North Carolina
Houston Enterprises, LLC	Virginia
Industrial Products Co., LLC	Virginia
Insul-Mart, LLC	Virginia
Insulation Sales of Michigan, LLC	Virginia
Johnson Products, LLC	Virginia
Lilienthal Insulation Company, LLC	Virginia
Moore Products, LLC	Virginia
Renfrow Insulation, LLC	Virginia
Renfrow Supply, LLC	Virginia
Service Partners Gutter Supply, LLC	Virginia
Service Partners Northwest, LLC	Virginia
Thermoguard Insulation Company, LLC	Virginia
Service Partners Supply, LLC	California
Service Partners of Florida, LLC	Virginia
Service Partners of the Carolinas, LLC	Virginia
Vest Insulation, LLC	Virginia
Mascomex S.A. de C.V.	Mexico
Milgard Manufacturing Incorporated	Washington
My Service Center, Inc.	Delaware
NCFII Holdings Inc.	Delaware
RDJ Limited	Bahamas
Vapor Technologies, Inc.	Delaware
Vapor Technologies Shenzhen Co. Ltd.	China
Watkins Manufacturing Corporation(9)	California
Hot Spring Spa Australasia Pty Ltd(10)	Australia
Hot Spring Spas New Zealand Limited(11)	New Zealand
Tapicerias Pacifico, SA de CV	Mexico

(9)  Also conducts business under the assumed names Caldera Spas, Freeflow Spas, and Hot Spring Spas.

(10)  Masco Corporation effective ownership is 51.00% of which Watkins Manufacturing Corporation owns 50.00%.

(11)  Masco Corporation effective ownership is 51.00% of which Watkins Manufacturing Corporation owns 50.00%.